Following is information about the computation of the earnings per share (EPS) data for the quarter Following is information about the computation of the earnings per share (EPS) data for the quarter

                                            For the Quarter Ended June 30, 2000
                                            ------------------------------------
                                              Income       Shares      Per-Share
                                            (Numerator) (Denominator)    Amount
Basic EPS                                   ------------------------------------

Income available to common stockholders ..   $ 217,919   4,535,377      $ 0.05
                                                                        ======

Effect of Diluted Securities - None

Diluted EPS

Income available to common stockholders
    plus assumed conversions .............   $ 217,919   4,535,377     $ 0.05
                                             ===================================


                                             For the Quarter Ended June 30, 1999
                                             -----------------------------------
                                               Income       Shares     Per-Share
                                             (Numerator) (Denominator)   Amount
Basic EPS                                    -----------------------------------

Income available to common stockholders ..   ($186,528)   4,610,717     ($0.04)
                                                                        =======

Effect of Diluted Securities - None

Diluted EPS

Income available to common stockholders
    plus assumed conversions .............   ($186,528)   4,610,717     ($0.04)
                                             ==================================


Following is information about the computation of the earnings per share (EPS) data for the first 6 months ended June 30, 2000 and 1999:

                                            For the 6 months Ended June 30, 2000
                                            ------------------------------------
                                              Income       Shares      Per-Share
                                            (Numerator) (Denominator)    Amount
Basic EPS                                   ------------------------------------

Income available to common stockholders ..  $ 558,263    4,545,643      $ 0.12
                                                                        =======

Effect of Diluted Securities  - None

Diluted EPS

Income available to common stockholders
    plus assumed conversions .............  $ 558,263    4,545,643      $ 0.12
                                            ====================================


                                            For the 6 months Ended June 30, 1999
                                            ------------------------------------
                                              Income       Shares      Per-Share
                                            (Numerator) (Denominator)   Amount
Basic EPS                                   ------------------------------------

Income available to common stockholders .    $  29,390    4,610,717     $ 0.01
                                                                        ======

Effect of Diluted Securities  - None

Diluted EPS

Income available to common stockholders
    plus assumed conversions ...........    $  29,390    4,610,717      $ 0.01
                                            ====================================